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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 16 to the Registration Statement of The Diversified Investors Funds Group on Form N-1A (File Nos. 33-61810 and 811-7674) of our reports dated February 22, 2000, on our audits of the financial statements and financial highlights of The Diversified Investors Funds Group and Diversified Investors Portfolios, which reports are included in the 1999 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which is also incorporated by reference in this Post Effective Amendment to the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.



PricewaterhouseCoopers LLP


New York, New York
April 28, 2000



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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Trustees and Shareholders
Diversified Investors Trust:


We consent to the use of our report dated February 11, 2000 for S&P 500 Index Master Portfolio (one portfolio of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information.


                                                                    KPMG LLP

San Francisco, California
April 26, 2000